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Exhibit 99.2

M A C K — C A L I    R E A L T Y    C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President and Chief Financial Officer (908)272-8000	Vice President, Marketing and Public Relations (908)272-8000

MACK-CALI REALTY CORPORATION
ANNOUNCES FIRST QUARTER RESULTS

CRANFORD, NEW JERSEY—May 8, 2003—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the first quarter 2003.

Highlights of the quarter include:

•
FFO per diluted share of $0.92 and net income per diluted share of $0.52.

•
Mack-Cali added to S&P's MidCap 400 Index.

•
Sold office property in Texas for $5.8 million.

•
Issued $25 million in eight-percent perpetual preferred stock.

•
Exchanged $25 million in senior unsecured notes for notes with extended term and lower interest rate.

•
Declared $0.63 per share quarterly dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO), after adjustment for straight-lining of rents, for the quarter ended March 31, 2003 amounted to $65.6 million, or $0.92 per share, versus $65.9 million, or $0.92 per share, for the quarter ended March 31, 2002. For the first quarter 2003, the Company's dividend payout ratio on FFO was 68.6 percent, as compared to 67.3 percent for the same period last year. For further discussion, see "Information About FFO and CAD" in this release.

Net income for the first quarter 2003 equaled $30.0 million, or $0.52 per share, versus $40.6 million, or $0.70 per share, for the same quarter last year, a per share decrease of 25.7 percent.

Cash available for distribution (CAD) for the first quarter 2003 equaled $55.6 million versus $57.0 million for the same quarter last year. For the first quarter 2003, the Company's dividend payout ratio on CAD was 80.9 percent, as compared to 77.7 percent for the same period last year. For further discussion, see "Information About FFO and CAD" in this release.

Total revenues for the first quarter 2003 increased 3.9 percent to $148.3 million as compared to $142.7 million for the same quarter last year.

All per share amounts presented above are on a diluted basis; basic per share information is included in the financial tables accompanying this press release.

The Company had 57,592,309 shares of common stock, 7,811,830 common operating partnership units and 215,894 $1,000-face-value preferred operating partnership units outstanding as of quarter end. The outstanding preferred units are convertible into 6,230,707 common operating partnership units. Assuming conversion of all preferred units into common units, the Company had a total of 71,634,846 shares/common units outstanding at March 31, 2003.

As of March 31, 2003, the Company had total indebtedness of approximately $1.8 billion, with a weighted average annual interest rate of 6.87 percent. Mack-Cali had a total market capitalization of $4.0 billion and a debt-to-undepreciated assets ratio of 41.0 percent at March 31, 2003. The Company had an interest coverage ratio of 3.23 times for the quarter ended March 31, 2003.

Mitchell E. Hersh, chief executive officer, commented, "While the nation's economic climate continues to be difficult, we're pleased that in the quarter we were able to sustain strong occupancies—with over a million square feet of leasing transactions, maintain a sound financial position, and make progress in exiting non-strategic markets."

The following is a summary of the Company's recent activity:

MACK-CALI ADDED TO S&P'S MIDCAP 400 INDEX

At the close of trading on March 20, 2003, the Company's stock was added to the Standard & Poor's MidCap 400 Index. The S&P MidCap 400 Index measures the performance of the mid-size company segment of the U.S. market, and is used by over 95 percent of U.S. managers and pension plan sponsors. More than $25 billion is indexed to the S&P MidCap 400.

PROPERTY SALES

In March, the Company sold 1770 St. James Place, a 103,689 square-foot office building located in Houston, Harris County, Texas, for approximately $5.8 million.

Additionally, in April, Stadium Gateway, a 273,194 square-foot class A office building in Anaheim, California, was sold for approximately $52.5 million. A joint venture of the Company and Highridge Partners held a 65 percent interest in the property.

FINANCING ACTIVITY

In March, the Company completed three transactions with the Teachers Insurance and Annuity Association (TIAA), as follows:

•
Issued one million eight-percent cumulative perpetual preferred depository shares with a liquidation value of $25 per depository share for a total of $25 million. The shares are callable at par after five years.

•
Repurchased $25 million in existing 7.18 percent senior unsecured notes, due to mature on December 31,2003, for $26.1 million.

•
Exchanged $25 million in existing 7.18 percent senior unsecured notes, due to mature on December 31, 2003, for $26.1 million in 5.82 percent senior unsecured notes that mature on March 15, 2013. The coupon on the new bonds was agreed to on February 5, 2003 at 182.5 basis points above the 10-year treasury on that date and were priced to yield 6.40 percent.

In March, the Company's Board of Directors declared a cash dividend of $0.63 per common share (indicating an annual rate of $2.52 per common share) for the first quarter 2003, which was paid on April 21, 2003 to shareholders of record as of April 3, 2003.

Under the Company's Share Repurchase Program, during the first quarter 2003, the Company purchased 35,000 shares of its outstanding common stock for an aggregate cost of approximately $1.0 million, representing an average price of $29.44 per share.

LEASING INFORMATION

Mack-Cali's consolidated in-service portfolio was 92.4 percent leased at March 31, 2003, compared to 92.3 percent leased at December 31, 2002.

For the quarter ended March 31, 2003, the Company executed 155 leases totaling 1,018,926 square feet, consisting of 777,707 square feet of office space, 204,943 square feet of office/flex space and 36,276 square feet of industrial/warehouse space. Of these totals, 373,973 square feet were for new leases and 644,953 square feet were for lease renewals and other tenant retention transactions.

During the quarter, the Company reduced its 2003 scheduled lease expirations by 353,903 square feet, from 8.3 percent (at December 31, 2002) to 6.8 percent (at March 31, 2003) of square footage, reducing 2003 expiring annualized rents by $6.5 million, from 7.6 percent (at December 31, 2002) to 6.3 percent (at March 31, 2003) of annualized rents.

Highlights of the quarter's leasing transactions include:

•
United States Life Insurance Company in the City of New York, a subsidiary of American International Group, Inc. (AIG), signed a 180,000 square-foot lease renewal for 10 years. US Life occupies the entire class A office building at 3600 Route 66 in the Jumping Brook Corporate Center in Neptune, New Jersey.

•
Pharmaceutical firm Barr Laboratories, Inc. signed a new, 12-year lease for the entire 89,510 square-foot building located at 400 Chestnut Ridge Road in Woodcliff Lake, New Jersey.

•
Toyota Motor Credit Corporation, the U.S. financing arm of Toyota Financial Services, a subsidiary of Toyota Motor, renewed leases totaling 22,396 square feet for an average of five years at 4 Gatehall Drive in Parsippany, New Jersey. The 248,480 square-foot, class A office property is 86.2 percent leased. In a separate transaction, Toyota Motor Credit Corporation renewed its lease for 7,656 square feet at 1000 Bridgeport Avenue in Shelton, Connecticut for five years. 1000 Bridgeport Avenue is a 133,000 square-foot, class A office building and is 70.2 percent leased.

•
Kendle International, a global provider of clinical research and development services for the pharmaceutical and biotechnology industries, renewed its 21,243 square-foot lease for seven years at 6 Commerce Drive in Cranford, New Jersey. The 56,000 square-foot office building is 100 percent leased.

•
E&B Giftware, LLC, a designer and manufacturer of a variety of consumer products for wholesale distribution, renewed its lease for 20,355 square feet and expanded by 8,075 square feet for an average of eight years at 4 Executive Plaza in the South Westchester Executive Park in Yonkers, New York. The 80,000 square-foot office/flex building is 99 percent leased.

•
Sirenza Microdevices, a designer and supplier of radio-frequency components for communications equipment, signed a 10-year lease for two entire office buildings totaling 74,870 square feet located at 303 South Technology Court at Interlocken Technology Park in Broomfield, Colorado.

•
Altria Corporate Services, Inc., a subsidiary of Altria Group, Inc., the parent company of Kraft Foods and Philip Morris, renewed its lease for 58,248 square feet and expanded by 13,036 square feet for 10 years at The Century Building, located on the North Loop in San Antonio, Texas. The 187,312 square-foot office property is 92.9 percent leased.

Included in the Company's Supplemental Operating and Financial Data for the first quarter 2003 are schedules highlighting the leasing statistics for both the Company's consolidated and joint venture properties. The supplemental information is available on Mack-Cali's web site, as follows:

http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.03.pdf.

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the second quarter and full year 2003, as follows:

	Second Quarter 2003 Range	Full Year 2003 Range
Net income	$0.51—$0.53	$1.98—2.12
Deduct: Discontinued Operations—realized (gains) losses and unrealized losses, (net of minority interest), net	—	(0.02)—(0.02)
Add: Real estate depreciation and amortization	0.42—0.44	1.74—1.78
Deduct: Adjustment to rental income for straight-lining of rents	(0.04)—(0.06)	(0.18)—(0.22)
Funds from operations, after adjustment for straight-lining of rents	$0.89—$0.91	$3.52—$3.66

These estimates reflect management's view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.

An earnings conference call with management is scheduled for today, May 8, 2003, at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
 http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item id=734330

The live conference call is also accessible by calling (913)981-5542 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali's website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on May 8, 2003 through May 15, 2003. A replay of the call will also be accessible during the same time period by calling (719)457-0820 and using the pass code 294054.

Copies of Mack-Cali's Form 10-Q and Supplemental Operating and Financial Data for the first quarter 2003 are available on Mack-Cali's website, as follows:

First Quarter 2003 Form 10-Q:
 http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.10q.03.pdf

First Quarter 2003 Supplemental Operating and Financial Data:
 http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.03.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Dept.
11 Commerce Drive, Cranford, NJ 07016-3501
(908)272-8000 ext. 2484

INFORMATION ABOUT FFO AND CAD

The Company considers FFO (after adjustment for straight-lining of rents and non-recurring charges) a relevant measure of REIT financial performance which the financial community desires REITs to provide. FFO is defined as net income (loss) before minority interest of unitholders (preferred and common) computed in accordance with generally accepted accounting principles ("GAAP"), extraordinary items, and sales of depreciable rental property, plus real estate-related depreciation and amortization. FFO should not be considered as an alternative for net income as an indication of the Company's performance or to cash flows as a measure of liquidity. FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company's FFO is comparable to the FFO of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts ("NAREIT"), with the exception that it deviates as a result of adjustments made to the Company's FFO for straight-lining of rents and non-recurring charges. The Company adjusts its FFO calculation to remove the effects of straight-lining of rents because it believes that such adjustment more accurately reflects proper recognition of the Company's revenue that is contractually due for the respective periods presented. The Company also adjusts its FFO calculation for non-recurring charges, if any, because it believes that the inclusion of these costs, which are incurred specific to significant non-recurring events, can impact the comparative measurement of the Company's performance. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

The Company considers CAD another relevant measure of REIT financial performance which the financial community desires REITs to provide. CAD is defined as FFO (after adjustment for straight-lining of rents and non-recurring charges), reduced by non-revenue generating capital expenditures for building improvements, tenant improvements and lease commissions incurred during the period. CAD should not be considered as an alternative for net income as an indication of the Company's performance or to cash flows as a measure of liquidity. CAD presented herein is not necessarily comparable to CAD presented by other real estate companies due to the fact that not all real estate companies use the same definition. A reconciliation of net income to CAD is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 263 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 28.9 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company's website at http://www.mack-cali.com.

Estimates of future FFO and net income per share are by definition and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, without limitation, the Company's future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company's principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company's ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company's ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current

Reports on Form 8-K and Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)(unaudited)

	Quarter Ended March 31,
	2003	2002
Base rents	$126,248	$126,156
Escalations and recoveries from tenants	15,833	13,192
Parking and other	5,862	3,061
Interest income	326	339
Total revenues	148,269	142,748
Real estate taxes	15,913	15,284
Utilities	10,896	10,077
Operating services	20,323	16,109
General and administrative	6,758	6,702
Depreciation and amortization	29,201	23,952
Interest expense	30,913	26,359
Total expenses	114,004	98,483
Income from continuing operations before minority interest and equity in earnings	34,265	44,265
Minority interest in Operating Partnership	(7,569)	(8,894)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	2,094	(1,145)
Income from continuing operations	28,790	34,226
Discontinued operations (net of minority interest):
Income from discontinued operations	26	163
Realized gain on disposition of rental property	1,165	—
Total discontinued operations, net	1,191	163
Realized gains (losses) and unrealized losses on disposition of rental property (net of minority interest), net	—	6,226
Net income	$29,981	$40,615
PER SHARE DATA:
Basic earnings per share	$0.52	$0.72
Diluted earnings per share	$0.52	$0.70
Dividends declared per common share	$0.63	$0.62
Basic weighted average shares outstanding	57,228	56,799
Diluted weighted average shares outstanding	65,146	71,461

Mack-Cali Realty Corporation
Statements of Funds from Operations and
Cash Available for Distribution
(in thousands, except per share/unit amounts)(unaudited)

	Quarter Ended March 31,
	2003	2002
Net income	$29,981	$40,615
Add: Minority interest in Operating Partnership	7,569	8,894
Minority interest in equity in earnings of unconsolidated joint ventures	286	(160)
Minority interest of discontinued operations	4	23
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property (net of minority interest), net	—	(6,226)
Discontinued operations—realized (gains) losses and unrealized losses (net of minority interest), net	(1,165)	—
Add: Real estate depreciation and amortization on continuing operations (1)	32,241	24,448
Real estate depreciation and amortization on discontinued operations	56	1
Deduct: Rental income adjustment for straight-lining of rents(2)	(3,410)	(1,713)
Funds from operations(3), after adjustment for straight-lining of rents	$65,562	$65,882
Deduct: Non-incremental revenue generating capital expenditures:
Building improvements	(997)	(318)
Tenant improvements and leasing commissions	(8,959)	(8,566)
Cash available for distribution	$55,606	$56,998
Diluted weighted average shares/units outstanding(4)	71,377	71,461
Funds from operations per share/unit—diluted:	$0.92	$0.92
Dividends declared per common share	$0.63	$0.62
Dividend payout ratios:
Funds from operations-diluted	68.59%	67.25%
Cash available for distribution-diluted	80.87%	77.73%

(1)
Includes the Company's share from unconsolidated joint ventures of $3,170 and $714 for 2003 and 2002, respectively.

(2)
Includes the Company's share from unconsolidated joint ventures of $1,004 and $(1,047) for 2003 and 2002, respectively.

(3)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO and CAD" in this release.

(4)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (14,042 shares in 2003 and 14,311 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share and
Cash Available for Distribution Per Diluted Share
(Amounts are per diluted share, except share count in thousands)(unaudited)

	Quarter Ended March 31,
	2003	2002
Net income per share	$0.52	$0.70
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property (net of minority interest), net	—	(0.09)
Discontinued operations—realized (gains) losses and unrealized losses (net of minority interest), net	(0.02)	—
Add: Real estate depreciation and amortization on continuing operations (1)	0.46	0.34
Real estate depreciation and amortization on discontinued operations	—	—
Deduct: Rental income adjustment for straight-lining of rents(2)	(0.05)	(0.02)
Rounding adjustment	0.01	(0.01)
Funds from operations(3), after adjustment for straight-lining of rents	$0.92	$0.92
Diluted weighted average shares/units outstanding(4)	71,377	71,461

(1)
Includes the Company's share from unconsolidated joint ventures of $0.05 and $0.01 for 2003 and 2002, respectively.

(2)
Includes the Company's share from unconsolidated joint ventures of $0.01 and $(0.01) for 2003 and 2002, respectively.

(3)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO and CAD" in this release.

(4)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (14,042 shares in 2003 and 14,311 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS:
Rental property
Land and leasehold interests	$544,469	$544,176
Buildings and improvements	3,157,703	3,141,003
Tenant improvements	167,230	164,945
Furniture, fixtures and equipment	7,557	7,533
	3,876,959	3,857,657
Less-accumulated deprec. & amort.	(469,448)	(445,569)
Net investment in rental property	3,407,511	3,412,088
Cash and cash equivalents	15,262	1,167
Investments in unconsolidated joint ventures, net	179,088	176,797
Unbilled rents receivable, net	67,040	64,759
Deferred charges and other assets, net	128,383	127,551
Restricted cash	8,197	7,777
Accounts receivable, net	3,999	6,290
Total assets	$3,809,480	$3,796,429
LIABILITIES AND STOCKHOLDERS' EQUITY:
Senior unsecured notes	$1,072,596	$1,097,346
Revolving credit facilities	110,375	73,000
Mortgages and loans payable	573,021	582,026
Dividends and distributions payable	45,149	45,067
Accounts payable and accrued expenses	55,571	50,774
Rents received in advance and security deposits	37,350	39,038
Accrued interest payable	10,360	24,948
Total liabilities	1,904,422	1,912,199
Minority interest in Operating Partnership	429,155	430,036
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000 and no shares outstanding, at liquidation preference	25,000	—
Common stock, $0.01 par value, 190,000,000 shares authorized, 57,592,309 and 57,318,478 shares outstanding	576	573
Additional paid-in capital	1,533,412	1,525,479
Dividends in excess of net earnings	(75,287)	(68,966)
Unamortized stock compensation	(7,798)	(2,892)
Total stockholders' equity	1,475,903	1,454,194
Total liabilities and stockholders' equity	$3,809,480	$3,796,429

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  Exhibit 99.2